Exhibit 99.1

FOR IMMEDIATE RELEASE Redwood Trust, Inc. Wednesday, August 7, 2013	CONTACTS:	Christopher Abate Chief Financial Officer (415) 384-3584 Mike McMahon Investor Relations (415) 384-3805

REDWOOD TRUST REPORTS SECOND QUARTER 2013 RESULTS

MILL VALLEY, CA – August 7, 2013 – Redwood Trust, Inc. (NYSE:RWT) today reported net income for the second quarter of 2013 of $66 million, or $0.71 per fully diluted share. This compares to net income of $61 million, or $0.69 per fully diluted share, for the first quarter of 2013, and net income of $20 million, or $0.24 per fully diluted share, for the second quarter of 2012.

Redwood also reported estimated REIT taxable income of $20 million, or $0.25 per share, for the second quarter of 2013. This compares to estimated REIT taxable income of $16 million, or $0.20 per share, for the first quarter of 2013 and estimated REIT taxable income of $17 million, or $0.22 per share, for the second quarter of 2012.

At June 30, 2013, Redwood reported a book value per share of $14.69, as compared to $14.54 at March 31, 2013. At June 30, 2012, Redwood reported a book value per share of $12.00.

Additional information on Redwood’s business, financial results, and taxable income can be found in The Redwood Review, a quarterly publication available on Redwood’s website at www.redwoodtrust.com. In order to complete the formatting of its Quarterly Report on Form 10-Q with eXtensible Business Reporting Language (XBRL) tags, Redwood plans to file the Quarterly Report with the Securities and Exchange Commission by Thursday, August 8, 2013, and also make it available on Redwood’s website.

Redwood will host an earnings call today at 2:00 pm Pacific Time / 5:00 pm Eastern Time to discuss its second quarter 2013 financial results. The number to dial in or to listen to the conference call is (800) 946-0785 in the U.S. and Canada. International callers must dial (719) 325-2345. Callers should reference call ID# 8731139. A replay of the call will be available through midnight on August 21, 2013, and can be accessed by dialing (877) 870-5176 in the U.S. and Canada or (858) 384-5517 internationally and entering access call ID# 8731139. Live audio of the conference call will also be accessible over the internet at www.redwoodtrust.com in the “Webcasts & Presentations” section of the Investor Information tab on Redwood’s website. To listen to the call over the internet, go to the Redwood website at least 15 minutes before the call to register and to download and install any needed audio software. An audio replay of the call will also be available on Redwood’s website following the call.

Cautionary Statement: This press release and the related conference call contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to estimates of taxable income and the filing of our Quarterly Report on Form 10-Q. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our most recent Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Second Quarter 2013	First Quarter 2013	Fourth Quarter 2012	Third Quarter 2012	Second Quarter 2012
($ in millions, except share data)

Interest income	$58	$54	$53	$60	$60
Interest expense	(21)	(18)	(33)	(28)	(29)

Net interest income	36	35	20	31	31
Reversal of (provision for) loan losses	3	(2)	(3)	(1)	1
Other market valuation adjustments, net	(6)	—	2	1	—

Net interest income after provision and other market valuation adjustments	33	33	19	31	32
Mortgage banking activities, net	59	46	21	12	(4)
Operating expenses	(24)	(20)	(18)	(17)	(15)
Realized gains, net	1	12	20	14	7
Provision for income taxes	(3)	(11)	—	(1)	(1)

Net Income	$66	$61	$42	$40	$20

Average diluted shares (thousands)	96,172	87,345	82,498	80,764	78,815
Diluted earnings per share	$0.71	$0.69	$0.50	$0.48	$0.24
Regular dividends declared per common share	$0.28	$0.28	$0.25	$0.25	$0.25

(1)	Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)
($ in millions, except share data)	Six Months Ended June 30,
	2013	2012
Interest income	$111	$118
Interest expense	(40)	(60)

Net interest income	71	59
Reversal of provision for loan losses	1	1
Other market valuation adjustments, net	(7)	(1)

Net interest income after provision and other market valuation adjustments	66	58
Mortgage banking activities, net	105	1
Operating expenses	(43)	(30)
Realized gains, net	13	21
Provision for income taxes	(14)	(1)

Net income	$126	$50

Average diluted shares (thousands)	91,647	79,965
Diluted earnings per share	$1.40	$0.61
Regular dividends declared per common share	$0.56	$0.50

(1)	Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)	30-Jun 2013	31-Mar 2013	31-Dec 2012	30-Sep 2012	30-Jun 2012
($ in millions, except share data)
Residential loans	$3,219	$2,965	$2,836	$3,495	$3,472
Commercial loans	495	401	313	298	259
Real estate securities	1,314	1,231	1,109	1,313	1,311
Mortgage servicing rights	43	18	5	3	2
Cash and cash equivalents	208	79	81	39	70
Other assets	156	103	101	149	132

Total Assets	$5,435	$4,797	$4,444	$5,297	$5,246

Short-term debt	$1,446	$721	$552	$522	$455
Other liabilities	122	80	83	156	136
Asset-backed securities issued	2,214	2,365	2,529	3,429	3,564
Long-term debt	444	444	140	140	140

Total liabilities	4,226	3,609	3,304	4,247	4,295
Stockholders’ equity	1,209	1,188	1,140	1,050	951

Total Liabilities and Equity	$5,435	$4,797	$4,444	$5,297	$5,246

Shares outstanding at period end (thousands)	82,332	81,706	81,716	81,526	79,263
GAAP book value per share	$14.69	$14.54	$13.95	$12.88	$12.00

(1)	Certain totals may not foot due to rounding. See notes to consolidating balance sheet on page 6.

REDWOOD TRUST, INC.

The following tables show the estimated effect that Redwood (Parent) and our Consolidated Sequoia Entities had on GAAP income for the three and six months ended June 30, 2013.

Consolidating Income Statement (1)
Three Months Ended June 30, 2013
($ in millions)	Redwood (Parent) (2)	Consolidated Sequoia Entities	Redwood Consolidated
Interest income	$40	$11	$51
Net discount (premium) amortization	9	(2)	7

Total interest income	49	9	58
Interest expense	(15)	(7)	(21)

Net interest income	34	2	36
(Provision for) reversal of provision for loan losses	(1)	4	3
Other market valuation adjustments, net	(6)	(1)	(6)

Net interest income after provision and other market valuation adjustments	28	6	33
Mortgage banking activities, net	59	—	59
Operating expenses	(24)	—	(24)
Realized gains, net	1	—	1
Provision for income taxes	(3)	—	(3)

Net Income	$60	$6	$66

Consolidating Income Statement (1)
Six Months Ended June 30, 2013
($ in millions)	Redwood (Parent) (2)	Consolidated Sequoia Entities	Redwood Consolidated
Interest income	$74	$23	$96
Net discount (premium) amortization	18	(4)	15

Total interest income	92	19	111
Interest expense	(26)	(14)	(40)

Net interest income	67	5	71
(Provision for) reversal of provision for loan losses	(2)	3	1
Other market valuation adjustments, net	(6)	—	(7)

Net interest income after provision and other market valuation adjustments	59	7	66
Mortgage banking activities, net	105	—	105
Operating expenses	(43)	—	(43)
Realized gains, net	13	—	13
Provision for income taxes	(14)	—	(14)

Net Income	$119	$7	$126

(1)	Certain totals may not foot due to rounding.
(2)	The interest income and interest expense related to the residential resecuritization we engaged in during the third quarter of 2011 and the commercial securitization we engaged in during the fourth quarter of 2012 are included in Redwood (Parent).

REDWOOD TRUST, INC.

We present this table to highlight the estimated effect that Redwood (Parent) and our Consolidated Sequoia Entities had on our GAAP balance sheet at June 30, 2013.

Consolidating Balance Sheet (1)
June 30, 2013
($ in millions)	Redwood (Parent) (2)	Consolidated Sequoia Entities	Redwood Consolidated
Residential loans	$1,221	$1,998	$3,219
Commercial loans	495	—	495
Real estate securities	1,314	—	1,314
Mortgage servicing rights	43	—	43
Cash and cash equivalents	208	—	208

Total earning assets	3,281	1,998	5,279
Other assets	147	10	156

Total Assets	$3,428	$2,008	$5,435

Short-term debt	$1,446	$—	$1,446
Other liabilities	121	2	122
Asset-backed securities issued	294	1,921	2,214
Long-term debt	444	—	444

Total liabilities	2,304	1,922	4,226
Stockholders’ equity	1,124	86	1,209

Total Liabilities and Equity	$3,428	$2,008	$5,435

(1)	Certain totals may not foot due to rounding. Certain Sequoia securitization entities, the residential resecuritization we engaged in during the third quarter of 2011, and the commercial securitization we engaged in during the fourth quarter of 2012 are treated as secured borrowing transactions for GAAP and we are required under GAAP to consolidate the assets and liabilities of these securitization entities. The securitized assets and liabilities are legally not ours, and we own only the securities and interests that we acquired from these entities. The liabilities of these entities are obligations payable only from the cash flow generated by their securitized assets.
(2)	The consolidating balance sheet presents the assets and liabilities of the residential resecuritization we engaged in during the third quarter of 2011 under Redwood (Parent), although these assets and liabilities are owned by the residential resecuritization entity and are legally not ours and we own only the securities and interests that we acquired from the residential resecuritization entity. At June 30, 2013, the residential resecuritization accounted for $296 million of real estate securities and other assets and $134 million of asset-backed securities issued and other liabilities.

The consolidating balance sheet presents the assets and liabilities of the commercial securitization we engaged in during the fourth quarter of 2012 under Redwood (Parent), although these assets and liabilities are owned by the commercial securitization entity and are legally not ours and we own only the securities and interests that we acquired from the commercial securitization entity. At June 30, 2013, the commercial securitization accounted for $276 million of commercial loans and other assets and $160 million of asset-backed securities issued and other liabilities.